Exhibit 99.1

Red Cat to Acquire Fat Shark

Expands Presence in the First-Person View (FPV) Drone Business

Red Cat Holdings, Inc. (RCAT:OTC) today announced the signing of a definitive agreement to acquire Fat Shark Holdings, the market leader in FPV headsets. The transaction, subject to customary conditions, is expected to close on or before November 1, 2020.

Founded in 2007, Fat Shark is the leading provider of headsets and goggles for professional racers and drone pilots with an estimated market share of 85%. Fat Shark is presently generating approximately $7 million (unaudited) in annual revenues which will significantly increase the revenue base of the combined companies. This transaction follows the Company’s acquisition in January 2020 of Rotor Riot, a leading provider of FPV and drone racing hardware.

“Our expected acquisition of Fat Shark strengthens our position by providing direct access to premier FPV technology favored by professional racers and drone enthusiasts alike. The combination not only provides a fully-integrated supply chain but adds design and development capabilities as well as international manufacturing and distribution. Greg French and Allan Evans bring world-renowned skills and decades of experience to our team. Fat Shark’s existing digital platform and innovation also provides a valuable road map to fuel our future growth and our expansion into the enterprise drone market” stated Jeff Thompson, CEO of Red Cat. “Importantly, it positions us to continue to develop and introduce innovative products and solutions as commercial applications of drone technology expand in the coming years.”

“Red Cat has emerged as a leader in the FPV sector of the drone industry and we are excited to join their growing team of business professionals” noted Greg French, founder and CTO of Fat Shark. Added Allan Evans, CEO of Fat Shark “We are excited to partner and integrate feedback from the top pilots at Rotor Riot as we develop and expand our digital video systems. Rotor Riot is especially well situated to help us build better FPV products as well as expand into enterprise training and field solutions.”

“With the addition of Fat Shark to Red Cat’s portfolio we have paired a quality hardware base with Rotor Riot, a robust educational/entertainment brand” stated Chad Kapper CEO of Rotor Riot. “Fat Shark’s new line of digital headsets with their “out of the box” functionality meshes perfectly with our popular “Ready To Fly” (RTF) packages. We are excited to promote their functionality on our YouTube channel and our digital store at www.rotorriot.com as well as leverage the strong brand recognition Rotor Riot enjoys. We believe the addition also allows us to continue expansion into the emerging gaming and augmented reality (AR) markets with future innovative products.”

About Red Cat Holdings, Inc.

Red Cat is developing a fully-integrated drone supply chain with secure blockchain-based distributed storage, analytics and SaaS solutions for adoption in the drone industry. Red Cat supports education, training and sales of drone products through its Rotor Riot platform and is developing the means to accurately track, report and review flight data that will be useful for insurance and regulatory requirements. Red Cat's maintains a commitment to deliver unrivaled innovation to make drones aviators and products accountable and the sky a safer place. For additional information, visit www.redcatholdings.com and www.rotorriot.com.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Contact

Chad Kapper

Phone: (818) 906-4701

E-mail: support@rotorriot.com

F-Website: https://rotorriot.com